UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FGBC BANCSHARES, INC.

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FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
April 30, 2009
Dear Shareholder:
     On behalf of the board of directors and management of FGBC Bancshares, Inc. (the “Company”), I cordially invite you to the annual meeting of shareholders to be held on Monday, June 8, 2009, at 10:00 a.m. at the Franklin office of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 for the following purposes:
1)	Elect Class II Directors. To elect five Class II directors to serve three-year terms until the Company’s 2012 annual meeting of shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2009.

3)	Other Business. To transact such other or further business as may properly come before the annual meeting and any adjournment or postponement thereof.
     The accompanying proxy statement includes a formal notice of the annual meeting, information concerning the proposals to be voted on and other information concerning the annual meeting.
     A form of proxy is enclosed, and you are urged to complete, sign and return it to FGBC Bancshares, Inc. as soon as possible in the enclosed, postage-paid envelope. If you attend the annual meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the annual meeting.
     Your continued support of the Company is very important and every vote counts. I look forward to welcoming you at the meeting.

Sincerely,

Jackie L. Reed
President and Chief Executive Officer

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, JUNE 8, 2009

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), will be held on Monday, June 8, 2009, at 10:00 a.m. at the Franklin office of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, for the following purposes:
1)	Elect Class II Directors. To elect five Class II directors to serve three-year terms until the Company’s 2012 Annual Meeting of Shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2009.

3)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
     The board of directors has fixed the close of business on April 1, 2009 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection by shareholders at the Annual Meeting.
     Detailed information relating to the above matters is set forth in the accompanying proxy statement dated April 30, 2009. Whether or not you expect to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-paid envelope as promptly as possible. If you do attend the Annual Meeting in person, you may withdraw your proxy should you wish to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the Annual Meeting.

By Order of the Board of Directors,

Jackie L. Reed
President and Chief Executive Officer

Franklin, Georgia
April 30, 2009

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
(678) 839-4510

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 8, 2009

GENERAL INFORMATION
     This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m. on Monday, June 8, 2009, at the Franklin office of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 and at any and all adjournments or postponements thereof.
     This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 30, 2009. A copy of the Company’s Annual Report on Form 10-K accompanies this proxy statement.
     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If the enclosed proxy is duly executed and returned prior to the Annual Meeting but no directions are specified, the shares will be voted “FOR” the election of the director nominees recommended by the board of directors, “FOR” ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. Any written notice revoking a proxy should be sent to: FGBC Bancshares, Inc., P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.
     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company (who will not receive additional compensation) in person, by telephone, or via facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company’s common stock, no par value (the “Common Stock”), as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Promptly signing and returning the enclosed proxy card will help to avoid additional expense.
     The board of directors of the Company has fixed the close of business on April 1, 2009, as the record date (“Record Date”) for determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 12,525,097 shares of Common Stock outstanding and held by approximately 1,466 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.
NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS
     We have posted materials related to the 2009 annual meeting on the Internet. The following materials are available on the Internet at www.firstgabnk.com/proxy:
•	This proxy statement for the 2009 annual meeting,

•	Our annual report on Form 10-K filed with the Securities and Exchange Commission.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the beneficial ownership of our common stock as of April 1, 2009 by (i) each director; (ii) each executive officer who is identified under the section entitled “Executive Compensation”; and (iii) all of the directors and identified executive officers as a group. The Company is not aware of any beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name	Position(s) Held	Shares Owned[1]		Percentage[1]
Gregory S. Akins	EVP/Chief Operating Officer	93,333	[2]	0.75%

Roy L. Denney	Director	279,224	[3]	2.23%

Walter D. Duke	Director	227,481		1.82%

Wyche T. Green, III	Director	35,901		0.29%

Gregory M. Hagan	Director	160,122		1.28%

George B. Hamil, Jr.	Director	154,206	[4]	1.23%

Terry L. Harper	Director	33,956		0.27%

Name	Position(s) Held	Shares Owned[1]		Percentage[1]
Emmett K. Harrod	Director	50,421		0.40%

H. Jeffrey Lindsey	Director	186,804		1.49%

Teresa L. Martin	EVP/Chief Financial Officer	99,942	[5]	0.80%

Dennis H. McDowell	Director	590,310		4.71%

W. Brett Morgan	EVP/Chief Lending Officer	10,691	[6]	.09%

Edward R. Newbern	Director	320,465	[7]	2.56%

G. Randall Pugh	Director	16,833		0.13%

Jackie L. Reed	Chief Executive Officer/Director	198,024	[8]	1.58%

Carl R. Sewell, Jr.	Director	219,929		1.76%

Bart R. Smith	Director	92,540		0.74%

Gleamer L. Smith, Jr.	Director	138,886	[9]	1.11%

Robert L. Stewart, Jr.	Director	159,762	[10]	1.28%

All directors and executive officers as a group (19 individuals)		3,068,830	[11]	24.52%

(1)	The information shown above is based upon “beneficial ownership” concepts as set forth in rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote, or to direct the voting of, such security, or has or shares “investment power”, which includes the power to dispose, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

(2)	Includes 40,000 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.

(3)	Includes 20,392 shares held in Mr. Denney’s spouse’s retirement plan.

(4)	Includes 78,628 shares held for Mr. Hamil’s account in a retirement plan.

(5)	Includes 67,880 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days and 1,928 shares held by Ms. Martin as custodian for her minor child.

(6)	Includes 3,300 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.

(7)	Includes 189,789 shares held in the Eddie G. Newbern Retirement Trust.

(8)	Includes 147,569 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.

(9)	Includes 4,721 shares held in Mr. Smith’s spouse’s individual retirement plan.

(10)	Includes 40,083 shares held in a family limited partnership and 3,726 shares held by Mr. Stewart’s spouse as custodian for his minor child.

(11)	Includes 258,749 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.
     Changes in Control. There are no arrangements that may result in a change of control of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, the Company believes that all filing requirements were complied with on a timely basis during 2008 except as follows: W. Brett Morgan filed a late Form 3, Roy L. Denney filed a late Form 4 for stock purchased by his spouse, Wyche T. Green, III, George B. Hamil, Jr. and Roy L. Denney filed late Form 4’s for the purchase of stock.
PROPOSAL NO. 1 -
ELECTION OF CLASS II DIRECTORS
     At the Annual Meeting five Class II directors will be elected each to serve for a three-year term of office.
     The Company’s articles of incorporation divide the board of directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class II directors expires at the 2009 Annual Meeting. The board of directors has set the number of the Class II directors at five. The board of directors has nominated the following persons for Class II membership on the board, and unanimously recommends a vote “FOR” the election of these persons: Wyche T. Green, III, Dennis H. McDowell, Jackie L. Reed, Carl R. Sewell, Jr. and Gleamer L. Smith, Jr.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the five Class II nominees listed above. In the event that any nominee is unable to serve, which is not expected, the persons designated as proxies will cast votes for such other persons as they may select. Provided that a quorum exists directors are elected by a plurality of the votes cast at the Annual Meeting.
     The board of directors unanimously recommends a vote “FOR” the election of the five nominees listed above.
DIRECTORS AND EXECUTIVE OFFICERS
General
     The following table gives certain information about the current members of our board of directors and our executive officers, including their ages as of April 30, 2009 and the positions they hold with the Company and its banking subsidiary, First Georgia Banking Company (the “bank”). Except for Randall Pugh, who joined the board in 2007, each of the Company’s directors has served as a director since the Company’s incorporation in 2004. All of the Company’s directors other than Jackie L. Reed, Terry L. Harper and Carl R. Sewell, Jr. qualify as “independent” directors as defined in Nasdaq Rule 4200(a)(15).

Name	Class (if a director)	Age	Position(s) Held
Gregory S. Akins		51	EVP/Chief Operating Officer

Roy L. Denney	I	66	Director

Walter D. Duke	III	65	Director

Wyche T. Green, III	II	37	Director

Gregory M. Hagan	I	49	Director

George B. Hamil, Jr.	III	55	Director

Terry L. Harper	III	61	Director

Emmett K. Harrod	I	62	Director

H. Jeffrey Lindsey	III	49	Director

Name	Class (if a director)	Age	Position(s) Held
Teresa L. Martin		38	EVP/Chief Financial Officer

Dennis H. McDowell	II	66	Director

W. Brett Morgan		56	EVP/Chief Lending Officer

Edward R. Newbern	I	42	Director

G. Randall Pugh	I	65	Director

Jackie L. Reed	II	58	Chief Executive Officer/Director

Carl R. Sewell, Jr.	II	53	Director

Bart R. Smith	I	42	Director

Gleamer L. Smith, Jr.	II	63	Director

Robert L. Stewart, Jr.	III	56	Director
     The following text gives certain additional information concerning our directors and executive officers, including their business experience during the last five years.
     GREGORY S. AKINS. Mr. Akins is the EVP/Chief Operating Officer of the bank and the Company. He joined the bank in 2005 serving as its Chief Lending Officer and from August 2007 to March 2008 served dual roles as the bank’s CLO/COO. He previously served as Chief Financial Officer of Citizens Bank & Trust of West Georgia from 1982 until joining the bank. From 1980 to 1982 Mr. Akins served as Assistant Bank Examiner with the Georgia Department of Banking and Finance. He graduated from the University of West Georgia with a B.B.A. in Accounting and resides in Bowdon, Georgia. Mr. Carl R. Sewell, Jr., one of the Company’s directors, is Mr. Akin’s brother-in-law.
     ROY L. DENNEY. Mr. Denney has been the CEO of Southern A & E, an architectural and engineering firm in Austell, Georgia since 1998. He has over 30 years of experience in the area of architecture and graduated from Georgia Institute of Technology with a B.A. in this field. He served as a director on the advisory board of Citizens & Southern National Bank (now Bank of America) from 1994 until 1997. Mr. Denney resides in Carrollton, Georgia.
     WALTER D. DUKE. Mr. Duke has been the owner of Walter D. Duke & Associates, a tax-consulting firm, since 1973. Mr. Duke is also a partner with Wiggins & Duke, where he has served as a sales representative for health aids since 1998. Mr. Duke graduated from Georgia State University with a B.B.A. in Accounting and resides in Carrollton, Georgia.
     WYCHE T. GREEN, III. Mr. Green has worked for Greenway Medical Technologies in Carrollton for over ten years, serving as its President since 2000. He graduated from Auburn

University with a B.A. in Management. He serves on the board of R.W. Allen Construction, West Georgia Habitat for Humanity, Greenway Medical Technologies, Auburn Athletic Advisory Council, University of West Georgia Foundation and the CDISC Industry advisory board. Mr. Green resides in Carrollton, Georgia.
     GREGORY M. HAGAN. Mr. Hagan retired as Vice President of Operations and Chief Operating Officer for Franklin Aluminum Company in Franklin, Georgia in 2008. He held this position since 1989 and was employed in various positions with the firm since 1982. He served on the advisory board of Regions Bank of Heard County and is a graduate of Purdue University. Mr. Hagan resides in Carrollton, Georgia.
     GEORGE B. HAMIL, JR. Mr. Hamil has served as President and CEO of Southern Therapy Services, Inc. in Carrollton, Georgia since 1985. He has a degree in physical therapy from the Medical College of Georgia, as well as a M.E. in Counseling from the University of West Georgia. Mr. Hamil has also been a partner in Southern Properties, a real estate investment firm in Carrollton, since 1988. He served on the advisory board of Regions Bank for over five years. Mr. Hamil resides in Carrollton, Georgia.
     TERRY L. HARPER. Mr. Harper has been an insurance agent with State Farm Insurance and an associate broker with Harper Realty in Franklin, Georgia since 1980. In addition to his real estate and insurance licenses, he holds a series 6 and 63 license from the NASD. Mr. Harper served as a director of the Bank of Heard County from 1994 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County for five years. Mr. Harper resides in Roopville, Georgia.
     EMMETT K. HARROD. Mr. Harrod served as Judge of the Probate Court of Heard County in Franklin, Georgia from 1986 until his retirement in 2000. He currently owns Double H Farms in Ephesus, Georgia and is frequently called upon to use his legal experience as a mediator. Mr. Harrod has also served as President of Harrod Logging & Timber since 1980, and has been a partner in JCC Cattle Company since 1992. He served as a director of the Bank of Heard County from 1988 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County until April, 2003. Mr. Harrod resides in Roopville, Georgia.
     H. JEFFREY LINDSEY. Dr. Lindsey is an orthodontist and has been the President of H. Jeffrey Lindsey, DMD, PC in Carrollton, Georgia since 1986. He is a graduate of the University of Kentucky School of Dentistry and received an MSD from the University of Kentucky Graduate School. Dr. Lindsey is a founding trustee of the Georgia Dental Holding Company in Atlanta, a for-profit arm of the Georgia Dental Association that oversees insurance operations of the Association. Since 2007, Dr. Lindsey has served as a trustee of Tanner Medical Center, Inc. and serves as Chair of the Finance Committee. From 1996 until 2001 he served as an advisory director of the Regions Bank of Carroll County. Dr. Lindsey resides in Carrollton, Georgia.
     TERESA L. MARTIN. Mrs. Martin has been the EVP/Chief Financial Officer of the bank since its inception and has served in the same capacity for the company since its formation. She joined the bank’s organizational efforts in May, 2003. Previously Ms. Martin was employed for over 15 years with Community Trust Bank in Hiram where she served in various capacities including Chief Financial Officer. Mrs. Martin is a graduate of Kennesaw State University, receiving both undergraduate and MBA degrees. She holds a CPA license and resides in Douglasville, Georgia.
     DENNIS H. McDOWELL. Mr. McDowell is a builder/developer and has been the owner of D. H. McDowell & Associates in Carrollton, Georgia since 1969. He also has been the owner of Chattahoochee Mortgage & Investment and Secured Realty, both located in Carrollton, since 1994. Mr. McDowell served on the advisory board of Colonial Bank in Carrollton from 1999 until 2002. Mr. McDowell resides in Carrollton, Georgia.
     W. BRETT MORGAN. Mr. Morgan joined the company as Senior Lending Officer in March 2008 and became the EVP/Chief Lending Officer in October 2008 of both the Bank and the Company. He previously served for 33 years in various capacities for Regions Bank most recently as City President over the Dothan and Enterprise, Alabama markets from 2000 through 2007. Mr. Morgan is a graduate of Auburn University and resides in Carrollton, Georgia.
     EDWARD R. NEWBERN. Mr. Newbern is actively employed in the real estate development area as a partner in several real estate development operations in Carrollton, as well as controlling interest in the Riverview Retirement Living, LLC in Carrollton. He has been a real estate developer since 1991. Mr. Newbern resides in Bremen, Georgia.
     G. RANDALL PUGH. Since 1984 Mr. Pugh has served as the President and CEO of Jackson Electric Membership Corporation. He is currently a director on the Georgia Systems Operations Company (GSOC) board of directors where he serves as Chairman of the Audit Committee. He also serves as a director on the Oglethorpe Power Corporation (OPC) board of directors. He received a B.B.A. in Accounting from the University of Georgia. Mr. Pugh resides in Jefferson, Georgia.
     JACKIE L. REED. Mr. Reed has been the President/CEO of the bank since its inception and has served in the same capacity for the Company since its formation. He was the President and CEO of Regions Bank of Carroll and Heard Counties from 1996 until his resignation in 2003. Prior to that time he was CEO of the Bank of Heard County in Franklin, Georgia, from 1994 until 1996. From 1977 until 1994 Mr. Reed served as Vice President and director of the Bank of Heard County. He graduated from the University of Alabama with a B.S. in Finance. Mr. Reed resides in Carrollton, Georgia.
     CARL R. SEWELL, JR. Mr. Sewell has been the President and Manager of daily operations of The Ray Sewell Company in Bremen, Georgia, which is a family-owned publishing, real estate and investment company, since 1978. He graduated from the University of Alabama with a B.S. in Marketing. Mr. Sewell resides in Bremen, Georgia. Mr. Greg Akins, the bank’s and Company’s EVP/Chief Operating Officer, is Mr. Sewell’s brother-in-law.
     BART R. SMITH. Mr. Smith has been the General Manager of Don Rich Ford Co., Inc. in Villa Rica, Georgia, since 2004. He served as Assistant General Manager from 1986 to 2004. He has been with the family-owned company, which was started in 1971, since 1986.
     GLEAMER L. SMITH, JR. Mr. Smith is an attorney who has practiced in Carrollton, Georgia since 1983. He received a B.A. from the University of West Georgia, and his J.D. from the University of Georgia School of Law. He served on the board of Citizens & Merchants Bank in Bremen, Georgia from 1981 to 1986. Mr. Smith resides in Atlanta, Georgia.
     ROBERT L. STEWART, JR. Mr. Stewart has been associated with J. Smith Lanier & Company, an insurance firm in Carrollton, Georgia, since 1988 and became managing director of the firm in 1999. He is also a partner in several real estate sales & development companies in Franklin and Carrollton. Mr. Stewart served as an advisory director on the Regions Bank of Carroll County board from 1997 until April 2003. He also worked as a loan officer at Carrollton State Bank from 1978 to 1981. Mr. Stewart resides in Carrollton, Georgia.
Code of Ethics
     The Company’s bank subsidiary adopted a code of ethics applicable to its officers and employees in 2003. Although the code does not satisfy all of the criteria set forth in Item 406(b) of the Securities and Exchange Commission Regulation S-K, the board of directors believes that it is reasonably designed to promote ethical conduct and prevent conflicts of interest. Because the existing code accomplishes these objectives, the board of directors did not believe that it was necessary to adopt an additional code of ethics that complies with the SEC definition at this time, although we may do so in the future.
Meetings and Committees of the Board of Directors
     The Company’s board of directors held fifteen meetings during 2008. The board of directors of the bank held twelve meetings during the year. All directors attended at least 75% of the total number of meetings held by the board of directors and the committees on which such directors served during 2008.
     The Company’s board of directors has an Executive/Nominating Committee, which consists of George B. Hamil, Jr., H. Jeffrey Lindsey, Terry L. Harper, Jackie L. Reed and Gleamer L. Smith, Jr. Its primary function is to serve as the Company’s management group when the full board is not in session in accordance with the procedures and limitations set forth in the Company’s bylaws. This committee also fulfills nominating functions for the board, although it does not have a formal charter covering those functions. No formal charter has been adopted to date due to the Company’s relative small size and the belief that it can properly function without the need for a formal charter. The Company has not adopted any formal nominations process. However, the general criteria that will be considered in determining director nominees is described under “Consideration of Director Candidates” below.
     The Compensation Committee consists of Wyche T. Green, III, Gregory M. Hagan, Edward R. Newbern, G. Randall Pugh and Carl R. Sewell, Jr. The committee has adopted a written charter, which was attached to the proxy statement for the Company’s 2007 Annual Meeting of shareholders. The charter is not currently available on the bank’s website, although the bank may post it to its website on a later date.
     The Audit Committee consists of Walker D. Duke, Emmett K. Harrod, Terry L. Harper, Edward R. Newbern and Bart R. Smith. The Audit Committee oversees and reviews the internal and independent audit function of the Company and reports the Committee’s findings and recommendations to the board. The composition of the Company’s Audit Committee complies with the Nasdaq rule for audit committees because the Committee has at least three members, all of whom are independent directors under the applicable Nasdaq rule. The board of directors has determined that Walter D. Duke qualifies as an audit committee financial expert under SEC rules. The committee has adopted a written charter, which was attached to the proxy statement for the Company’s 2007 Annual Meeting of shareholders. The charter is not currently available on the bank’s website, although the bank may post it to its website on a later date.
Audit Committee Report
     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
     The Audit Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2008 with the Company’s management. The committee has also discussed with Mauldin & Jenkins, LLC, the independent auditors, the matters required to be discussed by Statement on Accounting Standards Number 61.
     The Audit Committee has received the written disclosures and the letter from Mauldin & Jenkins, LLC required by Independence Standards Board Standard No. 1 and has discussed with Mauldin & Jenkins, LLC its independence.
     Based on the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.
The Audit Committee
/s/ Walter D. Duke
/s/ Emmett K. Harrod
/s/ Terry L. Harper
/s/ Edward R. Newbern
/s/ Bart R. Smith
Consideration of Director Candidates
     In evaluating potential nominees, the board of directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The board of directors will also consider the extent of the candidate’s business acumen and experience and such other factors as it deems appropriate in any given circumstance. Other than these general guidelines and adherence to the Company’s bylaws, the board of directors does not have any formal procedures that it follows in connection with the nominations process. Furthermore, the board has not established any different evaluation process depending on who nominates directors. The board of directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of the Company’s shareholders.

     The board of directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s main address.
Shareholder Communications with the Board of Directors
     The Company’s board of directors welcomes all communications from shareholders to the board of directors and/or management. Communications received by management will be discussed with the Chairman of the board, who is then responsible to exercise his or her discretion whether to present the communication to the full board. Each board member who receives communications directly from shareholders exercises his or her own discretion upon whether to present the communications to the board of directors. Shareholders who wish to communicate with the board or any of its members may direct such communication to the Company’s main address.
     The Company does not have a formal policy regarding director attendance at the Company’s annual shareholder meeting, although all directors are encouraged to attend. Seven directors attended the Company’s 2009 annual meeting.
Certain Relationships and Related Transactions
     Certain of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Company’s bank subsidiary in the ordinary course of business during 2008, and such transactions are expected to continue in the future. All loans and commitments to loan included in these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a nominal risk of collectibility or present other unfavorable features. None of the loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated were non-performing as of December 31, 2008. Total loans outstanding to all directors and executive officers of the Company and First Georgia Banking Company, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $16,120,716 at December 31, 2008. All extensions of credit to directors, executive officers or related parties, regardless of size or maturity, must be approved by the full board of the bank. The interested party must physically leave the presence of the other directors during the discussion of the transaction.
     The Company recognizes that transactions between the Company or the bank and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. While the Company has not adopted any formal policy or procedure, the board of directors follows an informal policy of reviewing and, if appropriate, approving any transaction in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest, including any transaction that would require disclosure pursuant to Item 404(a) of the SEC’s Regulation S-K. After its review, the board (with the interested party abstaining) will only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the board determines in good faith.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The table below provides information concerning the compensation paid to our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and our Chief Lending Officer for services in all capacities for the year ended December 31, 2008.

							Change in
							Pension Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and				Stock	Option	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	Earnings ($)	($)[1]	Total ($)
Jackie L. Reed	2008	262,000	—	—	—	—	—	53,919	315,919
CEO/President	2007	230,000	92,000	—	—	—	—	58,253	380,253
	2006	200,000	50,000	—	—	—	—	42,570	292,570

Teresa L. Martin	2008	164,800	—	—	—	—	—	36,102	200,902
EVP/CFO	2007	156,000	39,000	—	—	—	—	36,119	231,119
	2006	135,000	33,750	—	—	—	—	30,545	199,295

Gregory S. Akins	2008	164,800	—		35,440	—	—	43,153	243,353
EVP/COO	2007	156,000	39,000	—	8,812	—	—	39,209	243,021
	2006	135,000	33,750	—	—	—	—	35,531	204,281

W. Brett Morgan	2008	155,000	—	—	11,875	—	—	21,591	188,466
EVP/CLO

[1]	All Other Compensation includes items such as personal travel using vehicles owned by the Company or an equivalent auto allowance (Mr. Reed $2,188, Ms. Martin $6,772, Mr. Akins $12,000 and Mr. Morgan $6,750), director fees (Mr. Reed $25,800, Ms. Martin $6,300 and Mr. Akins $6,100), social club dues (Mr. Reed $3,330, Ms. Martin $2,400, Mr. Akins $3,996 and Mr. Morgan $2,862), health insurance (Mr. Reed $12,609, Ms. Martin $13,351, Mr. Akins $13,387 and Mr. Morgan $11,979) and 3% 401(k) company match (Mr. Reed $8,124, Ms. Martin $6,079, Mr. Akins $6,469 and Mr. Morgan $3,316.)

Outstanding Equity Awards at December 31, 2008
     The following table provides information concerning unvested options and unexercised options as of December 31, 2008. There were no other forms of outstanding equity awards as of December 31, 2008.

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Jackie L. Reed	147,569	59,027	—	3.39	09/19/2013
CEO/President

Teresa L. Martin	44,270	—	—	3.39	09/19/2013
EVP/CFO	23,610	—	—	7.50	08/18/2015

Gregory S. Akins	33,333	—	—	7.50	06/24/2015
EVP/COO	6,666	20,000	—	15.00	10/02/2017

W. Brett Morgan	3,300	6,700	—	15.00	04/01/2018
EVP/CLO
Potential Payments Upon Termination or Change in Control
     We have employment contracts with each of our named executive officers that provide for potential payments upon termination or a change in control. The details of the provisions of these contracts are described below.
     Jackie L. Reed. Mr. Reed’s contract provides that the bank will employ him as President and Chief Executive Officer of the bank and has an initial term of three years. The contract will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Reed’s employment is terminated by the bank without cause or by him for “good reason” (as defined in the contract) he will be entitled to severance pay equal to 100% of his annual base salary, which would be paid in bi-weekly installments in accordance with the bank’s normal pay practices. Assuming such a termination as of the last business day of 2008, the bank would have been required to pay Mr. Reed $275,000. In addition, if and to the extent that Mr. Reed timely elects COBRA continuation coverage, the bank will pay him on a monthly basis the cost of such coverage, less the amount of premiums paid by active employees receiving the same coverage, for 12 months following termination or, if earlier, until Mr. Reed becomes eligible under another group health plan or otherwise no longer continues to have COBRA coverage.

     In the event of a change in control and Mr. Reed is (1) terminated by the bank (except for a “for cause” termination) during the one-year period after the change in control becomes effective, (2) voluntarily resigns during the 90-day period following the change in control, or (3) resigns for “good reason” within 30 days after the effective date the event giving rise to “good reason” (provided the resignation also falls within the one-year period after the change in control becomes effective), then he will be entitled to receive severance pay equal to 200% of his then existing annual base salary, which will be paid in a lump sum within 14 days following the date of termination or resignation. This payment is in addition to other amounts owed to Mr. Reed pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2008, the bank would have been required to pay Mr. Reed $550,000.
     Mr. Reed’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of the bank’s Carrollton, Georgia location for a period of one year. Mr. Reed will also be restricted on the disclosure and use of the bank’s confidential information and trade secrets. In addition, he will be restricted in his ability to solicit the bank’s employees or customers.
     Teresa L. Martin. Ms. Martin’s contract provides that the bank will employ her as Executive Vice President and Chief Financial Officer of the bank and has an initial term of three years. The contract will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Ms. Martin’s employment is terminated by the bank without cause or by her for “good reason” (as defined in the contract) she will be entitled to severance pay equal to 100% of her annual base salary, which would be paid in bi-weekly installments in accordance with the bank’s normal pay practices. Assuming such a termination as of the last business day of 2008, the bank would have been required to pay Ms. Martin $164,800. In addition, if and to the extent that Ms. Martin timely elects COBRA continuation coverage, the bank will pay her on a monthly basis the cost of such coverage, less the amount of premiums paid by active employees receiving the same coverage, for 12 months following termination or, if earlier, until Ms. Martin becomes eligible under another group health plan or otherwise no longer continues to have COBRA coverage.
     In the event of a change in control and Ms. Martin is (1) terminated by the bank (except for a “for cause” termination) during the one-year period after the change in control becomes effective, (2) voluntarily resigns during the 90-day period following the change in control, or (3) resigns for “good reason” within 30 days after the effective date the event giving rise to “good reason” (provided the resignation also falls within the one-year period after the change in control becomes effective), then she will be entitled to receive severance pay equal to 200% of her then existing annual base salary, which will be paid in a lump sum within 14 days following the date of termination or resignation. This payment is in addition to other amounts owed to Ms. Martin pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2008, the bank would have been required to pay Ms. Martin $329,600.
     Ms. Martin’s employment agreement provides that in the event of her termination from employment, she will not work in a similar capacity for a competing banking business within 20 miles of the bank’s Carrollton, Georgia location for a period of one year. Ms. Martin will also be restricted on the disclosure and use of the bank’s confidential information and trade secrets. In addition, she will be restricted in his ability to solicit the bank’s employees or customers.
     Gregory S. Akins. Mr. Akins’ contract provides that the bank will employ him as Executive Vice President and Chief Operating Officer of the bank and has an initial term of three years. The contract will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Akins’ employment is terminated by the bank without cause or by him for “good reason” (as defined in the contract) he will be entitled to severance pay equal to 100% of his annual base salary, which would be paid in bi-weekly installments in accordance with the bank’s normal pay practices. Assuming such a termination as of the last business day of 2008, the bank would have been required to pay Mr. Akins $164,800. In addition, if and to the extent that Mr. Akins timely elects COBRA continuation coverage, the bank will pay him on a monthly basis the cost of such coverage, less the amount of premiums paid by active employees receiving the same coverage, for 12 months following termination or, if earlier, until Mr. Akins becomes eligible under another group health plan or otherwise no longer continues to have COBRA coverage.
     In the event of a change in control and Mr. Akins is (1) terminated by the bank (except for a “for cause” termination) during the one-year period after the change in control becomes effective, (2) voluntarily resigns during the 90-day period following the change in control, or (3) resigns for “good reason” within 30 days after the effective date the event giving rise to “good reason” (provided the resignation also falls within the one-year period after the change in control becomes effective), then he will be entitled to receive severance pay equal to 200% of his then existing annual base salary, which will be paid in a lump sum within 14 days following the date of termination or resignation. This payment is in addition to other amounts owed to Mr. Akins pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2008, the bank would have been required to pay Mr. Akins $329,600.
     Mr. Akins’ employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of the bank’s Carrollton, Georgia location for a period of one year. Mr. Akins will also be restricted on the disclosure and use of the bank’s confidential information and trade secrets. In addition, he will be restricted in his ability to solicit the bank’s employees or customers.
     W. Brett Morgan. Mr. Morgan’s contract provides that the bank will employ him as Executive Vice President and Chief Lending Officer of the bank and has an initial term of three years. The contract will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Morgan’s employment is terminated by the bank without cause or by him for “good reason” (as defined in the contract) he will be entitled to severance pay equal to 100% of his annual base salary, which would be paid in bi-weekly installments in accordance with the bank’s normal pay practices. Assuming such a termination as of the last business day of 2008, the bank would have been required to pay Mr. Morgan $155,000. In addition, if and to the extent that Mr. Morgan timely elects COBRA continuation coverage, the bank will pay him on a monthly basis the cost of such coverage, less the amount of premiums paid by active employees receiving the same coverage, for 12 months following termination or, if earlier, until Mr. Morgan becomes eligible under another group health plan or otherwise no longer continues to have COBRA coverage.
     In the event of a change in control and Mr. Morgan is (1) terminated by the bank (except for a “for cause” termination) during the one-year period after the change in control becomes effective, (2) voluntarily resigns during the 90-day period following the change in control, or (3) resigns for “good reason” within 30 days after the effective date the event giving rise to “good reason” (provided the resignation also falls within the one-year period after the change in control becomes effective), then he will be entitled to receive severance pay equal to 200% of his then existing annual base salary, which will be paid in a lump sum within 14 days following the date of termination or resignation. This payment is in addition to other amounts owed to Mr. Morgan pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2008, the bank would have been required to pay Mr. Morgan $310,000.
     Mr. Morgan’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of the bank’s Carrollton, Georgia location for a period of one year. Mr. Morgan will also be restricted on the disclosure and use of the bank’s confidential information and trade secrets. In addition, he will be restricted in his ability to solicit the bank’s employees or customers.

2008 Director Compensation
     The following table provides information concerning the compensation of our directors for 2008. The table omits Jackie L. Reed since he is also a named executive officer and his compensation for services as a director is fully reflected in the summary compensation table above.

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Roy L. Denney	17,700	—	—	—	—	—	17,700

Walter D. Duke	19,500	—	—	—	—	—	19,500

Wyche T. Green, III	18,900	—	—	—	—	—	18,900

Greg M. Hagan	18,900	—	—	—	—	—	18,900

George B. Hamil, Jr.	35,500	—	—	—	—	—	29,300

Terry L. Harper	22,500	—	—	—	—	—	22,500

Emmett K. Harrod	23,700	—	—	—	—	—	23,700

H. Jeffrey Lindsey	29,500	—	—	—	—	—	29,500

Dennis H. McDowell	27,100	—	—	—	—	—	27,100

Edward R. Newbern	27,100	—	—	—	—	—	27,100

Randall Pugh	20,900	—	—	—	—	—	20,900

Carl R. Sewell, Jr.	19,300	—	—	—	—	—	19,300

Bart R. Smith	21,079	—	—	—	—	—	21,079

Gleamer L. Smith, Jr.	27,100	—	—	—	—	—	27,100

Robert L. Stewart, Jr.	27,300	—	—	—	—	—	27,300
PROPOSAL NO. 2 -
RATIFICATION OF INDEPENDENT AUDITORS
     Mauldin & Jenkins, LLC served as the Company’s independent auditors for the fiscal year ended December 31, 2008, and has been reappointed by the board of directors to serve in that capacity for the 2010 fiscal year. The Company has been advised that no member of Mauldin & Jenkins, LLC or any of its associates have any financial interest in the Company. A representative of Mauldin & Jenkins, LLC will be available at the Annual Meeting to respond to questions or make a statement on behalf of the independent auditors, if they so desire.
     Although not formally required, the appointment of the independent auditors of the Company has been directed by the board of directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Mauldin & Jenkins, LLC, the appointment of the independent auditors will be reconsidered by the board. Even if the shareholders ratify the appointment, the board of directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during 2009 if the board of directors believes that such a change would be in the best interests of the Company.
     The following captions set forth the amounts billed by Mauldin & Jenkins, LLC for auditing services and all other services. The Company’s board of directors has considered whether the provision of non-audit services is compatible with maintaining auditor independence and believes that it is.
     Audit Fees. Mauldin & Jenkins, LLC billed the Company $94,746 for 2008 and $108,850 for 2007 for professional services rendered in connection with the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings for these years.
     Audit-Related Fees. Mauldin & Jenkins, LLC billed the Company $32,178 for 2008 and $14,489 for 2007 for services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under “Audit Fees” above.
     Tax Fees. Mauldin & Jenkins, LLC billed the Company $11,300 for 2008 and $8,000 for 2007 for professional services rendered for tax compliance, tax advice, and tax planning.
     All Other Fees. Mauldin & Jenkins, LLC did not bill the Company for any professional services during 2008 and 2007 other than those described above.
     The board of directors recommends that the shareholders vote FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2009.
OTHER MATTERS
     The board of directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.
VOTING REQUIREMENTS
     Under law and pursuant to the bylaws of the Company, the presence, in person or by proxy, of the holders of more than 50% of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted in determining whether a quorum has been constituted, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority.
     With regard to Proposal No. 1, the election of Class II directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by a plurality of votes cast at the Annual Meeting.

     With regard to Proposal No. 2, the ratification of independent public accountants, votes may be cast for or against the matter, or shareholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.
     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the board of directors, FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.
SHAREHOLDER PROPOSALS
     Any shareholder proposal intended to be presented at the 2010 annual meeting of shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than December 31, 2009. Any such proposal must comply in all respects with the rules and regulations of the SEC.
     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Company’s 2010 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 16, 2010, and advises shareholders in the 2010 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 16, 2010. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.
ANNUAL REPORT ON FORM 10-K
     A copy of the Company’s Annual Report to Shareholders accompanies this proxy statement. The Annual Report includes a copy of its annual report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary. If the person requesting the Form 10-K was not a shareholder of record on April 1, 2009, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.

AVAILABLE INFORMATION
     The Company is subject to the disclosure requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Company’s office located at 100 Tom Reeve Drive, Carrollton, Georgia 30117.
By Order of the Board of Directors
President and Chief Executive Officer
Franklin, Georgia
April 30, 2009

FGBC BANCSHARES, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 8, 2009
     The undersigned shareholder of FGBC Bancshares, Inc. (the “Company”) hereby appoints George B. Hamil, Jr. and Jackie L. Reed and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Franklin office of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, on Monday, June 8, 2009, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.
THE BOARD OF DIRECTORS HEREBY RECOMMENDS
A VOTE FOR THE PROPOSALS

PROPOSAL ONE:	To elect the five nominees listed below each to serve as Class II directors of the Company for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

For all the nominees listed below	Withhold authority to vote for all nominees listed below
(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee’s name or names listed below.)
Wyche T. Green, III
Dennis H. McDowell
Jackie L. Reed
Carl R. Sewell, Jr.
Gleamer L. Smith, Jr.

PROPOSAL TWO:	To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2009.

☐ For	☐ Against	☐ Abstain

     This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR the Proposal.
     Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

______________________________________	Dated: ____________, 20009
Signature of Shareholder

______________________________________
Signature of Shareholder (for jointly held shares)

     If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting and give full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in the name of the entity by an authorized person.
     Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary. Alternatively, you may fax this card to (908) 497-2310.
PLEASE RETURN THIS PROXY NO
LATER THAN MAY 27, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2009
Our proxy statement and 2008 annual report to shareholders are available at http://www.firstgabnk.com/proxy.